Exhibit 10.14

J.A. COSMETICS HOLDINGS, INC.

2014 PHANTOM EQUITY PLAN

Section 1.	ESTABLISHMENT AND PURPOSE.

The purpose of this Plan is to promote the long-term growth and profitability of J.A. Cosmetics Holdings, Inc., a corporation under the laws of the State of Delaware (the “Company”), and its Subsidiaries by (i) providing certain present and future Employees, Directors and Consultants with incentives to maximize value and otherwise contribute to the success of the Company and its Subsidiaries and (ii) enabling the Company and its Subsidiaries to attract, retain and reward the best available persons for positions of responsibility. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 10.

Section 2.	ELIGIBILITY.

Only Employees, Directors and Consultants shall be eligible for designation as Participants by the Committee.

Section 3.	PHANTOM SHARES SUBJECT TO PLAN.

(a) Basic Limitation. The total number of Phantom Shares which may be issued under the Plan shall not exceed 60,000 phantom shares. No Phantom Shares shall be granted under the Plan after the Plan’s termination in accordance with Section 8.

(b) Additional Phantom Shares. If any Phantom Shares are forfeited or cancelled for any reason, then the number of Phantom Shares forfeited or cancelled shall again be available for issuance under the Plan.

Section 4.	TERMS AND CONDITIONS OF AWARDS.

(a) Phantom Shares Award Agreements. Each Phantom Share granted under the Plan shall be evidenced by a Phantom Shares Award Agreement between the Participant and the Company. Such Phantom Shares shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Phantom Shares Award Agreement. The provisions of the various Phantom Shares Award Agreements entered into under the Plan need not be identical.

(b) Payment for Phantom Shares Awards. Phantom Shares may be issued with or without charge to a Participant under the Plan as determined by the Committee.

(c) Settlement of Phantom Shares. The amount of any payment under the Plan will be calculated in good faith by the Committee and paid, less any applicable taxes and other withholdings, by check or wire transfer of immediately available funds or through normal payroll processing within sixty (60) days of the date any payment is owed. In either case, the amount of any payments under the Plan will be paid in RMB and will be paid by J.A. Cosmetics Trading (Shanghai) Co., Ltd. All payments under the Plan are final, and no Participant will have the right to challenge or otherwise to object to the Committee’s calculation of any payment hereunder.

(d) Vesting of Phantom Shares. All Phantom Shares granted to a Participant under the Plan shall initially be unvested and shall vest only upon the satisfaction of the vesting and other conditions specified in the applicable Phantom Shares Award Agreement. Notwithstanding anything contained herein to the contrary, no Phantom Shares issued to a Participant shall vest after the date on which such Participant ceases to be in the Service of the Company and its Subsidiaries for any reason.

(e) Termination of Service. If a Participant ceases to be in the Service of the Company and its Subsidiaries at any time prior to a Sale of the Company for any reason, then all Phantom Shares then held by such Participant automatically and without any action by any Participant shall be immediately forfeited and deemed canceled and no longer outstanding without any payment therefor.

(f) No Assignment or Transfer of Phantom Shares. Phantom Shares issued under the Plan shall not be subject to redemption other than as specifically provided in Section 4(c) and may not be sold, assigned, anticipated, garnished, optioned, pledged or made subject to any creditor’s process, gifted, conveyed, transferred or otherwise disposed of, except by operation of law or pursuant to the laws of descent and distribution. Any act in violation of this Section 4(f) shall be null and void ab initio.

(g) Creditors’ Rights. The Phantom Shares represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Phantom Shares Award Agreement. Any right to receive a payment in respect of Phantom Shares hereunder is solely a contractual right and not a security for purposes of any federal or state securities laws, and a holder of Phantom Shares shall have no rights other than those of a general unsecured creditor under applicable state law.

Section 5.	CHANGE IN CAPITALIZATION.

(a) Adjustments. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend or distribution payable in Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee may make such equitable adjustments as it deems appropriate in one or more of (i) the number of Phantom Shares available for future awards under the Plan and (ii) the number of Phantom Shares then outstanding and subject to binding Phantom Shares Award Agreements.

(b) No Participant Rights. Without limiting the generality of Section 6(b), a Participant shall have no rights by reason of any issuance of equity interests by the Company or any of its Subsidiaries, any subdivision or consolidation of any equity interests by the Company or any of its Subsidiaries, the payment of any dividend or distribution or any other increase or decrease in the number of equity interests of the Company or any of its Subsidiaries.

Section 6.	LIMITATIONS ON RIGHTS.

(a) No Retention Rights. Neither the Plan nor any Phantom Shares granted hereunder shall give (or be deemed to give) any Participant the right to remain an Employee, Director or Consultant of or otherwise in the Service of the Company or any of its Subsidiaries or other Affiliates or affect the right of the Company or any of its Subsidiaries or other Affiliates to terminate a Participant’s Service to the Company or any of its Subsidiaries or other Affiliates at any time for any reason.

(b) No Equityholder or Similar Rights. No Phantom Shares granted hereunder will be represented by any form of certificate or instrument other than this Plan and the applicable Phantom Shares Award Agreement. Participant will not have in respect of any Phantom Shares (i) any dividend or distribution rights, voting rights, liquidation rights, preemptive rights or other rights common to holders of equity interests of the Company or any of its Subsidiaries or (ii) any right to receive any equity interests of the Company or any of its Subsidiaries or any equity interests convertible into equity interests of the Company or any of its Subsidiaries.

(c) Forfeiture. Notwithstanding anything to the contrary contained herein or in any Phantom Shares Award Agreement, a Participant will not be entitled to receive (and hereby shall be deemed to have forfeited) any payment under the Plan if the Committee determines that such Participant has breached his or her obligations under (i) this Plan, (ii) any confidential information and invention assignment agreement between such Participant and the Company or any of its Subsidiaries or other Affiliates, (iii) any of the Company’s or any of its Subsidiaries’ policies or standards regarding employment practices (including, without limitation, nondiscrimination, sexual harassment and alcohol and drug-use policies) as in effect from time to time and (iv) any other contract between such Participant and the Company or any of its Subsidiaries or other Affiliates in any material respect.

(d) Limitation on Payments. Notwithstanding any provision in the Plan to the contrary, the Company shall not be required to make, and shall instead defer to the extent allowed by applicable law, any payment to a Participant if the making of such payment would result in a default or event of default under, or otherwise violate or be prohibited by, any loan or credit agreement or any similar agreement to which the Company, or any of its Subsidiaries or Affiliates, is a party. Subject to Section 4(e), payment of amounts deferred pursuant to this Section 6(d) shall be made as soon as possible thereafter consistent with the foregoing.

Section 7.	WITHHOLDING TAXES.

A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with any payment received in settlement of his or her Phantom Shares, and the Company and its Subsidiaries shall not be required to make any cash payment under the Plan unless such obligations are satisfied. Notwithstanding anything to the contrary contained herein, the Company and its Subsidiaries will be entitled to deduct or withhold from any amounts owing to a Participant hereunder any withholding taxes, income taxes, excise taxes, employment taxes or other similar amounts imposed with respect to amounts payable hereunder. If, for any reason, the Company and its Subsidiaries do not withhold an amount in tax required to be paid in connection with any amounts payable hereunder, a Participant shall be required to complete the tax declaration and pay all required taxes to appropriate tax authorities in accordance with applicable laws.

Section 8.	DURATION AND AMENDMENTS.

(a) Duration of the Plan. The Plan shall become effective on the date of its adoption by the Board. The Plan shall terminate on the date that is ten (10) years after the date of its adoption by the Board and may be terminated on any earlier date pursuant to Section 8(b). No Phantom Shares may be granted after a Sale of the Company.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan and any outstanding Phantom Shares Award Agreement at any time and for any reason; provided that no such amendment of the Plan or any Phantom Shares Award Agreement which would adversely affect Participants holding outstanding Phantom Shares shall be made without the prior written consent of the Participants so adversely effected who have been granted a majority of the Phantom Shares which have been theretofore issued and are then outstanding under the Plan.

Section 9.	ADMINISTRATION.

(a) Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority, exercisable in its sole and absolute discretion, to make all determinations required under the Plan, including without limitation, selecting Participants who are to receive Phantom Shares under the Plan; and determining the number, vesting requirements and other features and conditions of such Phantom Shares (consistent with the terms of this Plan and the short-term deferral exception to Section 409A of the Code). The Committee shall have the authority, exercisable in its sole and absolute discretion, to interpret and construe the terms and conditions of the Plan, prescribe, amend and rescind rules and regulations pursuant to the Plan, make all other determinations necessary or advisable for administering the Plan (including but not limited to those where it is specifically referred to), and correct any defect, supply any omission or reconcile any inconsistency in the Plan in such manner and to such extent as it shall consider advisable to effectuate the purpose of the Plan. All such determinations by the Committee shall be final and binding on all persons absent manifest error. No member of the Committee shall be liable for any action or determination made in good faith in respect of the Plan. The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan.

(b) Indemnification. Each member of the Committee shall be indemnified and held harmless by the Company (primarily and without regard to any other rights to indemnification that may be available to any such member) against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Phantom Shares Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the approval of the Board, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled by contract, as a matter of law, or otherwise, or under any power that the Company or any of its Subsidiaries may have to indemnify them or hold them harmless.

(c) Governing Law. All questions concerning the construction, validity and interpretation of the Plan will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 10.	DEFINITIONS.

For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock of the Company.

“Company Shares” means the outstanding Common Stock and any other equity securities of the Company from time to time outstanding.

“Consultant” means an individual who performs bona fide services to the Company or any of its Subsidiaries other than as an Employee or Director.

“Director” means a director of the Board or any board of directors or board of managers, as applicable, of any of the Subsidiaries.

“Employee” means any individual who is a common-law employee of the Company or any of its Subsidiaries.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

“Independent Third Party” means any Person who immediately prior to the contemplated transaction is (i) not a TPG Member and (ii) not controlling, controlled by or under common control with any such TPG Member.

“Insolvency Event” means any of the Company or any of its Subsidiaries (i) having an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) making an assignment for the benefit of creditors, (iii) applying for, seeking, consenting to, or acquiescing in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or a material portion of its assets, (iv) instituting any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or failing to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) failing to contest in good faith any appointment of a receiver, trustee, examiner, liquidator or similar official for it or a material portion of its assets or (vi) having a proceeding described in clause (iv) being instituted against it and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

“Participant” means an individual who has been designed by the Committee to receive Phantom Shares and has entered into a Phantom Shares Award Agreement in connection therewith.

“Per Share of Phantom Shares Proceeds” means, with respect to a Vested Phantom Share, the amount equal to (i) the fair market value (as determined in good faith by the Board or the

Committee) of the amounts to be received by or distributable to a holder of a share of Common Stock in connection with a Sale of the Company (after taking in account the payment of any of the Phantom Shares under the Plan) less (ii) the Grant Date Value (as set forth in the Phantom Shares Award Agreement).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

“Phantom Shares” a bookkeeping entry representing the right to potentially receive a cash payment on the terms and subject to the conditions of the Plan and the applicable Phantom Shares Award Agreement with respect to a share of “Phantom Shares” issued hereunder and thereunder.

“Phantom Shares Award Agreement” means the written agreement described in Section 3 evidencing each award of Phantom Shares.

“Plan” means this J.A. Cosmetics Holdings, Inc. 2014 Phantom Equity Plan, as the same may be further amended, modified and/or waived from time to time in accordance with the terms hereof.

“Public Offering” means any sale, in an underwritten public offering registered under the Securities Act, of the Company’s (or any successor’s) equity securities.

“Sale of the Company” means a bona fide sale of the Company Shares or assets of the Company on an arm’s length basis to any Person (other than the Company, any Subsidiary of the Company, any TPG Member, or any Affiliate of any of the foregoing) pursuant to which such Person, together with its Affiliates, acquires, directly or indirectly, (i) a majority of the Company Shares or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or Transfer of the Company Shares, license, sale or Transfer of the Company’s consolidated assets or otherwise). Notwithstanding the foregoing, with respect to any grant of Phantom Shares that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Sale of the Company under the Plan for purposes of payment of such grant of Phantom Shares unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Service” means service as an Employee, Director or Consultant.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of membership, partnership or other similar ownership interest thereof or the power to elect or appoint a majority of the managers or governing body thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the sole, or a majority of the, managing director(s), managing member(s), manager(s), board of managers or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

“TPG Members” means (i) TPG Growth II, L.P., a Delaware limited partnership and (ii) TPG elf Holdings, L.P., a Delaware limited partnership and each permitted transferee of such Person.

“Unvested Phantom Shares” means any share of Phantom Shares which has not become Vested Phantom Shares.

“Vested Phantom Share” means a share of Phantom Shares that has become vested in accordance with Section 4(d).

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